EXHIBIT 10.16


                          TERMINATION OPTION AGREEMENT

AGREEMENT MADE this 19th day of July, 2000, between REU-DOM INVESTMENTS AND HOLDINGS, INC. d/b/a WORLD CLASS BEER IMPORTS ("WCBI") and CUIDAO IMPORTS, CUIDAO HOLDING CORPORATION and CUIDAO (USA) IMPORT COMPANY, INC. (collectively referred to as "CUIDAO") and REUBIN SHARE ("SHARE"), as follows:

R E C I T A L S:

WHEREAS, WCBI and CUIDAO have entered into an Exclusive Sales/Marketing Agreement, which provides that CUIDAO shall be the exclusive seller and marketer of WCBI's assigned brands; and,

WHEREAS, SHARE, who is a principal of WCBI, and CUIDAO have entered into an Service Agreement, whereby SHARE will serve in the capacity of president of the CUIDAO Beer Division; and*,

WHEREAS, the parties recognize and acknowledge that the relationship between SHARE and WCBI is such that in the event either the Exclusive Sales/Marketing Agreement or the Service Agreement is prematurely terminated or is deemed by one of the parties not to be beneficial and satisfactory, then the other agreement is also likely to be unsatisfactory to the dissatisfied party; and,

WHEREAS,    since   the   parties   acknowledge   the   inter-relationship   and
interdependence of the two agreement s upon one another;

NOW THEREFORE in consideration of the covenants and considerations contained herein the parties agree as follows:

1 The Service Agreement and the Exclusive Sales/Marketing Agreement are deemed by the parties to be interrelated and interdependent.

2 In the event either the Exclusive Sales/Marketing Agreement or the Service Agreement is terminated by either party, whether due to an alleged breach of the agreement of for any other reason whatsoever, then and in that event, either party, at their option, may also terminate the other agreement, so that neither agreement shall remain in force or effect and there shall be no further binding obligations between the respective parties.

3. Nothing herein contained is intended to require that the termination of one of the agreements shall also automatically constitute a termination of the other agreement, provided both parties agree to the continuation of the surviving agreement.

4. The rights, duties, privileges and obligations set forth in each of the respective agreements, each of which is attached hereto, are incorporated into this agreement in all respects.

5. In the event of a termination of either of the respective agreements, all brands for which WCBI has obtained marketing rights, all such rights and privileges shall revert back to WCBI.

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IN WITNESS  WHEREOF,  the  parties  set forth  their hands and seals on the date first above-written.


WORLD CLASS BEER IMPORTS, INC.                  CUIDAO IMPORTS, CUIDAO HOLDING
                                                CORPORATION and CUIDAO (USA)
                                                IMPORT COMPANY, I NC.

By:       Reubin Share                          By: /s/ C. Michael Fisher
-------------------------------                 -------------------------------
Its:    President & CEO                         Its:    President





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